Exhibit 10 - Asset Purchase Agreement

                       ASSET PURCHASE AGREEMENT

                              CONTENTS
RECITALS

I. Defined Terms

1.1      Asset
1.2      Agreement
1.3      Assignor
1.4      Assignee
1.5      Business Agreements
1.6      Closing
1.7      Closing Date
1.8      Hazardous Substance
1.9      Intellectual Property Rights
1.10     Liabilities of the Business
1.11     Licenses and Authorizations
1.12     Most Recent Financial Statements
1.13     Permitted Exceptions
1.14     Purchase Price
1.15     Purchased Assets


II.   Purchase and Sale of Assets

2.1      Sale of Asset
2.2       Purchase Price and Method of Payment
          (a) Purchase Price
          (b) Method of Payment
          (c) Allocation of Purchase Price
2.3      Delivery of the Asset

III.   Closing

3.1      Closing
3.2      Transfer Taxes, Etc.
3.3      Costs and Expenses
3.4      Performance by Assignor at Closing
3.5      Performance by Assignee at Closing
3.6      Approval of Documents
3.7      Notice



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IV. Representations and Warranties of Assignor

4.1      Organization, Corporate Power and Authority
4.2      Authorization, Binding Effect and No Conflicts
4.3      Consents and Approvals
4.4      Business Agreements
4.5      Intellectual Property Rights
4.6      Licenses and Authorizations
4.7      Litigation
4.8      No Broker
4.9      Disclosure
4.10     Compliance with Laws
4.11     Non-foreign Status

V. Representations and Warranties of Assignee

5.1      Organization, Corporate Power and Authority
5.2      Authorization, Binding Effect and No Conflicts
5.3      Consents and Approvals
5.4      Availability of Shares
5.5      No Broker

VI.   Covenants of Assignor

6.1     Further Assurances


VII.  Indemnification; Risk of Loss

7.1     Asset to Be Conveyed Free of Liabilities or Encumbrances
7.2     Indemnification of Assignee
7.3     Indemnification of Assignor

VIII.  Miscellaneous

8.1     Schedules and Exhibits
8.2     Counterparts
8.3     Survival of Representations and Warranties
8.4      Notices
8.5     Amendment
8.6     Entire Agreement
8.7     Waiver
8.8     Governing Law
8.9     Legal Fees
8.10    Assignor's Disclaimer
8.11    Legal Representation

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
     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 8th day of August, 2001 by and between Global Atomics, Inc., a Wyoming corporation, (herein "Assignor") and Stock Watch Man, Inc., a Nevada corporation (herein, "Assignee") and Global Atomics Licensing, Ltd., a British Virgin Islands corporation, (herein, "Licensor").

                                  RECITALS

     A. Assignor entered into a Patent Licensing Agreement with Global Atomics Licensing, Ltd., a British Virgin Islands corporation (herein, "Licensor") for the (a) Photo-Remediation of Radioactive Waste by Stimulated Radioactive Decay, (b) Enrichment Method for Radio Isotopes, and (c) Power from Fission of Spent Nuclear Waste technologies. (See attached Global Atomics Patent Licensing Agreement with Intellectual Property Appendix Exhibit "A").

     B. Assignor desires to assign to Assignee the Patent License Agreement, and Assignee desires to acquire the Patent License Agreement, on the terms and conditions set forth in this Agreement.

     C. Licensor desires to consent to the assignment of the Patent License Agreement and to make certain representations and warranties relating to the Patent License Agreement

     D. Assignee is a development stage e-commerce company which is publicly traded on the NASD Electronic Bulletin Board under the symbol SWCH.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and subject to the conditions hereinafter set forth, Assignor, Assignee and Licensee hereby agree as follows:


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                                     I.

                              Defined Terms

     For purposes of this Agreement, the following capitalized terms will have the meanings set forth below, unless the context clearly indicates otherwise.

     1.1 "Asset" means the Patent License Agreement attached as Exhibit "A".

     1.2 "Agreement" means this Asset Purchase Agreement.

     1.3 "Assignor" is defined in the first paragraph of this Agreement.

     1.4 "Assignee" is defined in the first paragraph of this Agreement.

     1.5 "Business Agreements" means those certain agreements, contracts and commitments entered into by Assignor in connection with the Patent License Agreement, as more particularly described on Schedule I attached hereto, including all renewals, extensions and modifications thereof.

     1.6 "Closing" means the closing of the purchase and sale of the Assets in accordance with this Agreement.

     1.7 "Closing Date" means the date specified in Section 3.1 on which the Closing will take place.

     1.8 "Hazardous Substance" means substances heretofore or hereafter designated as hazardous under the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1257, et seq., the Clear Air Act, 42 U.S.C. 2001, et seq., or the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S. C. 960 1, et seq., all as amended, and the term additionally includes any substance which after release into the environment and upon exposure, ingestion, inhalation or assimilation, either directly from the environment or indirectly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer and/or genetic abnormalities in humans.

     1.9 "Intellectual Property Rights" means all trade names, trademarks, trademark applications, patents, patent applications, copyrights, copyright applications and similar intangible rights used by Assignor in connection with the Patent License Agreement and more particularly described in Exhibit "A" attached hereto.


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     1.10   "Liabilities of the Business" means all liabilities and
obligations that arise from or are related to the Assignor's Patent License Agreement (whether liquidated or unliquidated, absolute or contingent, known or unknown, due or to become due, and whether arising before or after the Closing Date), including, but not limited to, obligations arising under the Business Agreements.

     1.11 "Licenses and Authorizations" means all licenses, permits, and authorizations issued by government agencies associated with the Patent License Agreement, all as more particularly described on Schedule V.

     1.12 "Most Recent Financial Statements" means the unaudited balance sheet and statement of income for the period ended June 30, 2001 of Assignee.

     1.13 "Permitted Exceptions" means the title to Assets will be free and clear of all liens, charges, claims and encumbrances, subject only to the Permitted Exceptions listed on Schedule IV.

1.14 "Purchase Price" means the price specified in Section 2.2 hereof
1.15 to be paid by Assignee to Assignor at Closing.

     1.15 "Purchased Asset" means Patent License Agreement.


                                   II.

                       Purchase and Sale of Asset

     2.1 Sale of Asset. On the Closing Date, Assignor will sell, convey, assign, transfer and deliver to Assignee, and Assignee will purchase and acquire from Assignor, all of Assignor's right, title and interest in and to the Patent License Agreement.

     2.2 Purchase Price and Method of Payment.

          (a) Purchase Price. At Closing, Assignee will pay to Assignor as representing Seventeen Million Eight Hundred Seventy-two Thousand Five Hundred (17,872,500) shares (the "Purchase Price"). The shares will bear a standard restrictive transfer legend as set forth in Exhibit "B".

          (b) Method of Payment. On the Closing Date, Assignee will deliver to Assignor one share certificate representing 12,872,500 share on the date of closing, and the balance of 5,000,000 shares upon completion of the filing of a Certificate of Amendment to the Stock Watch Man, Inc. Articles of Incorporation increasing the authorized capital to 100,000,000 common shares.


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          (c) Allocation of Purchase Price. The Purchase Price will be allocated for all purposes by the parties as follows:

     Patent License Agreement Valuation           $ 87,000
                                                  --------

     2.3 Delivery of the Asset.   Buyer shall take delivery of the Asset at
Closing.

                                    III.

                                  Closing

     3.1 Closing. The Closing of the purchase and sale contemplated by this Agreement (the "Closing") will take place on Wednesday, August 8, 2001 (the "Closing Date") at the offices of corporate offices of the Assignee or at such other time or place as will be agreed by the parties in writing; provided, however, that all conditions to the Closing herein set forth will have been satisfied.

     3.2 Transfer Taxes, Etc. To the extent applicable, any sales/use/excise and, or other taxes due as a result of the purchase and sale of this Asset contemplated hereby will be paid entirely by Assignor at the time of Closing, and Assignor will indemnify and hold Assignee harmless therefrom.

     3.3 Costs and Expenses. Except as otherwise provided in Sections 3.2, each party will separately bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that if any party will commence legal action to specifically enforce or otherwise seek redress under, or for breach of, this Agreement, the prevailing party in such action will be entitled to recover its costs and reasonable attorneys' fees incurred to prosecute or defend the action, including costs and fees incurred in any appellate proceeding.

     3.4 Performance by Assignor at Closing. At Closing, Assignor will deliver to Assignee the following:

          (a) An Assignment of the Patent License Agreement in the form of Exhibit D and all other appropriate documents and instruments in customary form and substance sufficient to transfer to Assignee all of Assignor's right, title and interest in and to all tangible assets that are a part of the Asset, free and clear of any mortgages, liens, pledges, privileges, charges, claims and encumbrances any kind whatsoever, except for any mortgages, liens, pledges, privileges, charges, claims and encumbrances described in any of the schedules attached hereto or permitted by this Agreement.


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


          (b) A certified copy of a resolution of Assignor's board of directors authorizing the execution of this Agreement and the transactions contemplated hereby.

          (c) A certificate of Assignor to the effect that all warranties and representations of Assignor herein are true and correct as of the Closing Date.

          (d) All other instruments and documents that Assignee or its counsel, in the reasonable exercise of their discretion, will deem to be necessary to fulfill any obligation required to be fulfilled by Assignor on the Closing Date, and to evidence satisfaction of any conditions to Closing referred to in Section 7.2 hereof.

          (e) Funds necessary to pay all taxes due, if any, by Assignor as set forth in paragraph 3.3.

     3.5 Performance by Assignee at Closing. At Closing, Assignee will deliver to Assignor the following:

          (a) Share certificate in the name of Global Atomics, Inc. representing 12,872,500 common shares representing a portion of the Purchase Price. Immediately upon completion of the filing of the Certificate of Amendment increasing the authorized common stock capital, the Assignee will issue one share certificate representing 5,000,000 common shares, the unpaid balance of the Purchase Price.

          (b) A certificate of Assignee to the effect that all warranties and representations of Assignee herein are true and correct as of the Closing Date.

          (c) All other instruments and documents that Assignor or its counsel, in the reasonable exercise of their discretion, will deem to be necessary to fulfill any obligation required to be fulfilled by Assignee on the Closing Date, and to evidence satisfaction of any conditions to Closing referred to herein.

     3.6 Approval of Documents. Unless otherwise provided herein, all instruments and documents delivered pursuant to this Agreement will be dated as of the Closing Date, and will be satisfactory to the parties and to their respective counsel as to form and content.

     3.7 Notice. Immediately following the Closing, the parties will give notice of the transfer of the Patent License Agreement, as may be required by contract or law.



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


                                    IV.

            Representations and Warranties of Assignor

     Assignor represents and warrants to Assignee that the following statements are true and correct on the date hereof, and will be true and correct on the Closing Date as though made on such date:

     4.1 Organization, Corporate Power and Authority. Assignor is a corporation duly organized, validly existing and in good standing under the laws of Wyoming, and has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     4.2 Authorization, Binding Effect and No Conflicts. The execution, delivery and performance by Assignor of this Agreement and the consummation by Assignor of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Assignor. This Agreement has been duly and validly executed and delivered by Assignor and constitutes the valid and binding obligation of Assignor, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and (ii) general principles of equity. To the best knowledge of the Assignor, the execution, delivery and performance by Assignor of this Agreement and the consummation by Assignor of the transactions contemplated hereby will not violate any provision of law, rule or regulation to which Assignor is subject, violate any order, judgement or decree applicable to Assignor, or conflict with, or result in a breach or default under, any term or condition of the Articles of Incorporation or the Bylaws of Assignor, or any agreement or other instrument to which Assignor is a party or by which Assignor may be bound; except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

     4.3 Consents and Approvals. Neither the execution of this Agreement nor the consummation of the sale of this Asset requires the approval or consent of any governmental authority having jurisdiction over the business of Assignor. Global Atomics Licensing, Ltd. is required to consent to the assignment of the Patent Licensing Agreement. The consent is attached as Exhibit "C".




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




     4.4 Business Agreements. The Business Agreements relating to the Patent License Agreement and, or the underlying patents or patent applications are listed on Schedule I hereto and constitute valid and binding obligations of Assignor. These agreements are in full force and effect as of the date of this Agreement and, with the exception of those Business Agreements which will have been completed prior to the Closing Date according to their terms, will on the Closing Date constitute valid and binding obligations of Assignor and be in full force and effect. Neither Assignor nor any other party to such Business Agreements are in material default under any such agreements.

     4.5 Intellectual Property Rights. The Assignor owns or has the exclusive right pursuant to Patent License Agreement or permission, to the extent applicable, to use all Intellectual Property Rights necessary for utilizing the technologies associated with the Patent License Agreement.
The Inventor and the Assignor have taken all reasonable action to protect each item of Intellectual Property that it owns or uses. To Assignor's best knowledge, the Licensor and Assignor are not infringing upon, misappropriating, violating or otherwise acting adversely to the right of any other person under, or in respect to, any trade names, trademarks, patents, copyrights, licenses or similar intangible rights, and the Licensor and Assignor have not received any charge, complaint, claim or notice of such an infringement, misappropriation, violation or adverse act. To the best knowledge of the Assignor, and except as set forth on Schedule II an itemized as "Prior Violations", and the directors and officers of Assignor, no third party has infringed upon, misappropriated, violated or otherwise acted adversely to the Intellectual Property Rights. Intellectual property right violations are summarized on Schedule II.

     4.6 Licenses and Authorizations. On the date hereof, the Licenses and Authorizations set forth in Schedule V hereto are in full force and effect, and, to the knowledge of Seller, constitute all licenses, permits and authorizations from regulatory bodies which are associated with the Patent License Agreement technology.

     4.7 Litigation. There are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of Licensor and Assignor, threatened against the Licensor or Assignor that would affect Assignor's title or interest in the Asset. Neither the Licensor, nor the Assignor has received notice, and has no knowledge, that it is in default of any order, writ, injunction or decree of any court or federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality with respect to the ownership of the Asset. To the best knowledge of Licensor and Assignor, both have complied in all material respects with all laws, regulations, franchises, licenses and orders applicable to the Asset.



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


     4.8 No Broker. Assignor has not employed any broker, finder or agent, nor otherwise become obligated for any broker's, finder's or agent's or similar fee, with respect to the transaction contemplated by this Agreement.

     4.9 Disclosure. To the best knowledge of Licensor and Assignor, neither this Agreement nor any of the Schedules or Exhibits annexed hereto contains any untrue statement of any material fact, or omits to state any material fact required to be stated in order to make the statements contained herein or therein not misleading. To the best knowledge of Assignor, there is no fact which has not been disclosed in writing to Assignee prior to the date hereof that materially adversely affects the Asset.

     4.10 Compliance With Laws. To Assignor's best knowledge, Assignor is in compliance with all laws, rules, regulations and orders applicable to the Patent License Agreement (including, without limitation, those relating to environmental protection and occupational safety and health, except where the failure to comply therewith does not have a material adverse effect on the financial condition of the Asset.

     4.11 Non-foreign Status. Assignor is not a "foreign person" (i.e., a nonresident alien individual or foreign corporation) within the meaning of
Section 897(a) of the Internal Revenue Code. At Closing, Assignor will furnish Purchaser, in accordance with Internal Revenue Code Section 1445 and the regulations thereunder, with an affidavit stating, under penalty of perjury, that Assignor is not a "foreign person," and stating Assignor's taxpayer identification number.

     4.12 Business Records.   Assignor agrees and acknowledges that it and,
or its appointed representatives have satisfactorily examined all relevant business and financial records which include, the most recent financial statements of Assignee listed on Schedule III.


                                   V.

             Representations and Warranties of Assignee

     Assignee represents and warrants to Assignor that the following statements are true and correct on the date hereof and will be true and correct on the Closing Date as though made on such date:

     5.1 Organization, Corporate Power and Authority. Assignee is a corporation organized and validly existing under the laws of Nevada.


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

     5.2 Authorization, Binding Effect and No Conflicts. The execution, delivery and performance by Assignee of this Agreement and the consummation by Assignee of the transactions contemplated thereby have been duly authorized by all partners on the part of Assignee. This Agreement has been duly and validly executed and delivered by Assignee and constitutes the valid and binding obligation of Assignee, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and (ii) general principles of equity. The execution, delivery and performance by Assignee of this Agreement and the consummation by Assignee of the transactions contemplated hereby will not (x) violate any provision of law, rule or regulation to which Assignee is subject, (y) violate any order, judgment or decree applicable to Assignee, or (z) conflict with, or result in a breach or default under, any term or condition of the Assignee's Articles of Incorporation or the By-Laws, or any agreement or other instrument to which Assignee is a party or by which Assignee may be bound; except in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

     5.3 Consents and Approvals. Neither the execution of this Agreement nor the consummation of the sale of this Agreement requires the approval or consent of any governmental authority having jurisdiction over the business of Assignee nor of any party to any agreement with Assignee.

     5.4 Availability of Shares. Assignee has available and will have available on the Closing Date 12,872,500 common shares available for a portion of the Purchase Price. Assignee will immediately take all necessary action to cause its Articles of Incorporation to be amended thereby increasing its authorized common stock capital so that it may issue the 5,000,000 share balance due on the Purchase Price.

     5.5 No Broker. Assignee has not employed any broker, finder or agent, nor otherwise become obligated for any broker's, finder's or agent's or similar fee, with respect to the transaction contemplated by this Agreement.

                                   VI.

                        Covenants of Assignor


     6.1 Further Assurances. At any time or from time to time after the Closing Date, Assignor and, or Assignee will, at the request of Assignee or Assignor and at the requesting party's expense, execute and deliver any further instruments or documents and take all such further actions as Assignee or Assignor may reasonably request in order to evidence the consummation of the transactions contemplated hereby.


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                                   VII.

                     Indemnification: Risk of Loss

     7.1 Asset to Be Conveyed Free of Liabilities or Encumbrances. Except for performance of the Business Agreements expressly assumed by Assignee hereunder, if any, Assignee assumes no liabilities or obligations of Assignor of any kind whatsoever, whether fixed or contingent and whether known or unknown, in connection with the Asset. At Closing, Assignor will convey to Assignee title to all of the Asset free and clear of all liens, charges, claims and encumbrances, subject only to the Permitted Exceptions; and Assignor will, in accordance with Section 7.2 hereof, indemnity and hold Assignee harmless from any and all such liabilities, liens, charges, claims and encumbrances to which the Asset are, or may become subject.

     7.2 Indemnification of Assignee.

          (a) Assignor agrees to indemnity and hold Assignee, its successors and assigns, harmless from and against:

               (1) Any and all claims, liabilities and obligations of every kind and description, contingent or otherwise, arising out of or related to the ownership of the Asset by Assignor prior to the Closing. Such claims, liabilities and obligations include, but are not limited to, liability claims, claims or liabilities arising out of the use or storage by Assignor, or the presence on the Real Estate, of any Hazardous Substances, any and all claims, liabilities and obligations arising or required to be performed prior to the Closing under any contract, agreement, lease or instrument assumed by Assignee, except for performance of those Business Agreements and the Permitted Exceptions.

               (2) Any and all damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Assignor under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished to Assignee pursuant to this Agreement or in connection with the assignment transaction contemplated hereby.

               (3) Any and all actions, suits, proceedings, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees incurred by Assignee as a result of Assignor's failure or refusal to compromise or defend any claim incident to the foregoing provisions.


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

          (b) If any proper claim or liability will be asserted against Assignee which would give rise to a claim by Assignee against Assignor for indemnification under the provisions of this section, Assignee will promptly notify Assignor in writing of the same, and Assignor will, at its own expense, compromise or defend any such claim; provided, however, that Assignee may, at its own cost and expense, join and cooperate with Assignor in defending or compromising such claim.

     7.3 Indemnification of Assignor.

          (a) Assignee hereby agrees to indemnity and hold Assignor and its successors and assigns harmless from and against:

               (1) Any and all claims, liabilities and obligations of every kind and description, contingent or otherwise, arising from or related to the ownership of the Assets by Assignee subsequent to the Closing. Such claims, liabilities, and obligations include, but are not limited to, any and all claims, liabilities and obligations arising or required to be performed subsequent to Closing under any Business Agreement assumed by Assignee pursuant to this Agreement.

               (2) Any and all damage or deficiency resulting from any misrepresentations, breach of warranty, nonfulfillment of any agreement or obligation assumed or required to be assumed by Assignee under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished to Assignor pursuant to this Agreement, or in connection with any of the transactions contemplated hereby.

               (3) Any and all actions, suits, proceedings, damages, assessments, judgments, costs and expenses incident to any of the foregoing provisions, including reasonable attorneys' fees incurred by Assignor as the result of Assignee's failure or refusal to defend or compromise any claim.

          (b) If any claim or liability will be asserted against Assignor which would give rise to a claim by Assignor against Assignee for indemnification under the provisions of this section, Assignor will promptly notify Assignee of the same and Assignee will, at its own expense, compromise or defend any such claim; provided that Assignor may, at its own cost and expense, join and cooperate with Assignee in the defense or compromise of such claim.


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


                                     VIII.

                               Miscellaneous


     8.1 Schedules and Exhibits. All schedules and exhibits attached to this Agreement will be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

     8.2 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

     8.3 Survival of Representations and Warranties. All of Licensor's, Assignor's and Assignee's representations and warranties contained herein will survive the Closing for a period of one year from the Closing Date, after which they will be null and void.

     8.4 Notices. Any notices or other communications will be in writing and will be considered to have been duly given on the earlier of (1) the date of actual receipt or (2) three days after deposit in the first-class certified U.S. mail, postage prepaid, return receipt requested:

(a) If to Assignor, to: Paul Brown, 30 So. Wheatherby, Meridian ID  83642

With copy to:

(b) If to Assignee, to: Steve Yeich, 1016 Howard Ave., LV, NV  89104

With copy to: Greg Wilson, 18610 E. 32nd Ave., Green Acres, WA  99016

     8.5 Amendment. This Agreement may be amended at any time prior to Closing by written instrument executed by the parties hereto.

     8.6 Entire Agreement. This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein.

     8.7 Waiver. Any default, misrepresentation or breach of any covenant or warranty by a party in connection with this Agreement may be waived in writing by the other party. No such waiver will be deemed to extend to any prior or subsequent default, misrepresentation or breach of any covenant or warranty, or affect any rights arising by virtue of any prior or subsequent default, misrepresentation or breach of any covenant or warranty.

     8.8 Governing Law. This Agreement will be construed in accordance with, and governed by, the law of the state of Nevada applicable to agreements made and to be performed wholly within this jurisdiction. Venue will be Clark County.

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

     8.9 Legal Fees. If any legal action or other proceeding is brought for the enforcement of any covenant, representation, warranty, or otherwise, under the terms of this agreement, the successful or prevailing party will be entitled to recover reasonable legal fees and costs from the losing party, in addition to any other relief to which they may be entitled.

     8.10 Assignor's Disclaimer.   Assignor makes no warranty, express or
implied, as to the commercial feasibility or success of the technologies associated with the Patent License Agreement.

     8.11 Legal Representation.  Assignee has been represented by Gregory
M. Wilson, Attorney at Law.  Mr. Wilson's monetary legal fees have been paid by Paul Brown, an affiliate of the Assignor. In accordance with the Rules of Professional Responsibility, Mr. Wilson has disclosed to the parties the professional rules applicable to third parties paying legal fees on behalf of another. The parties have consented, after the opportunity to consult their independent legal counsel. Mr. Wilson has not represented
the Assignor in connection with this transaction.   Mr. Wilson has notified
the parties of the fact that this Agreement is to be governed by the State of Nevada and that he is not a member of the Bar of the State of Nevada. This Agreement has been drafted on the assumption that the internal laws of the State of Nevada are identical to those of the States of Washington and Idaho where Mr. Wilson is licensed to practice law.


STOCK WATCH MAN, INC.                      GLOBAL ATOMICS, INC.




------------------------------------      -------------------------------
By: Steve Yeich                           By:
Title: President                          Title: President



------------------------------------      -------------------------------
By: Steve Yeich                           By:
Title: Secretary                          Title: Secretary


GLOBAL ATOMICS LICENSING, LTD.



-------------------------------
By: T. W. Owen
Title: Secretary


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

Exhibit "A"

Patent License Agreement between Global Atomics Licensing, Ltd., a British Virgin Islands corporation and Global Atomics, Inc., a Wyoming corporation dated 13 July 2001.

Exhibit "B"

Restrictive Legend on Shares

THESE SHARES HAVE NOT BEEN REGISTERED FOR PUBLIC SALE WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER STATE SECURITIES LAWS. THE SALE, PLEDGE OR OTHER DISPOSITION OF THE SHARES IS PROHIBITED UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACTS

Exhibit "C"

Consent of Licensor Global Atomics Licensing, Ltd.

Exhibit "D"

Patent License Agreement Assignment Instrument


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

                       ASSIGNMENT OF LICENSE AGREEMENT

     This Agreement is made this 8th day of August, 2001, between, Global Atomics, Inc., a Wyoming corporation (herein, "Assignor"), and Stock Watch Man, Inc., a Nevada corporation, (herein, "Assignee").

Background:

A. On 18 July 2001, Global Atomics, Inc. entered into a Patent License Agreement with Global Atomics Licensing, Ltd., a British Virgin Islands corporation.

B. Paul M. Brown granted Global Atomics Licensing, Ltd., a British Virgin Islands corporation an exclusive worldwide license to make, use, exercise and vend the invention in all forms and in all fields of application. (See Patent License Agreement attached as Exhibit "A")

Agreement:

 .1         Assignment.  In consideration of the sum of $87,000 and other good and valuable consideration paid by the Assignee to the Assignor, the receipt of which is hereby acknowledged, the Assignor does hereby sell, assign and transfer to the Assignee all of the Assignor's right, title and interest in and to the License. The Assignee will enjoy rights and privileges under the Agreement as fully and entirely as the same would have been enjoyed by the assignor if this assignment had not been made.

 .2         Covenants of Assignor.  The Assignor hereby covenants with the
           Assignee that the License is valid and subsisting and that all royalties required to be paid and all covenants, agreements and conditions therein contained and on the Assignor's part to be observed and performed up to and including the date hereof.
           The licensee has not assigned or sub-licensed its license to any party.

 .3         Covenants of Assignee.  The Assignee covenants with the Assignor that it will henceforth pay all the royalties required by and will observe and perform all the covenants, agreements and conditions on the Assignor's part contained in the License Agreement and that it will indemnify and defend the Assignor from and against all actions, proceedings, claims and demands in respect to the royalties, covenants, agreements and conditions respectively.

     In Witness Whereof, the parties have executed this Agreement effective on the date indicated.


     Assignor:                                  Assignee:
      ------------------------------            ----------------------------
     By: Paul Brown                             By: Steve Yeich
     Title: President                           Title: President



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


Schedule I

Business Agreements Relevant to the Patent Licensing Agreement


Schedule II

Intellectual Property "Prior Violations"


Schedule III


Financial Statements of Stock Watch Man, Inc. Form 10-QSB June 30, 2001


Schedule IV

Permitted Exceptions to Patent License Agreement


Schedule V

Licenses and Authorizations



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